EXHIBIT 99.1

General Employment Enterprises, Inc. Renamed GEE Group Inc.

Name Change Facilitates Focus on Information Technology and Professional Sectors

Naperville, IL, July 18, 2016 / MarketWired / - General Employment Enterprises, Inc. (NYSE MKT: JOB) ("the Company" or "General Employment" or "GEE Group Inc."), a provider of professional staffing services and solutions, today announced that it received stockholder approval to change its corporate name to GEE Group Inc. and the name change is expected to be reflected at the open of trading today. The Company has retained its ticker symbol of "JOB" on the NYSE MKT.

The name change will not affect the the rights or interests of the Company's shareholders and outstanding stock certificates will not be affected by the name change and will not need to be exchanged. If a physical certificate represents a shareholder's shares of Common Stock currently, that certificate will continue to represent such shareholder's ownership of such shares. When physical certificates are presented in the ordinary course, new certificates bearing the new corporate name, GEE Group Inc. will be used. The Company's new temporary corporate website address is www.geegroup.com .

Derek E. Dewan, Chairman and Chief Executive Officer, stated, "Today marks an important change that helps better position our Company as the optimal platform to deliver information technology and professional staff augmentation and solutions services through our specialty operating brands. Our name change to GEE Group Inc. is transformational and reflective of a new era for the Company that will more clearly reflect the Company's broad capability of delivering highly specialized staffing, consulting and human resources solutions through highly focused and dedicated service delivery groups in the information technology, healthcare, engineering and finance/accounting sectors. We will continue consolidating our specialty unit branding as appropriate while integrating key operating and financial functions of the companies we have and will acquire." Dewan added, "We remain highly focused on enhancing shareholder value by accelerating our growth strategy by investing in our existing business segments to accelerate organic growth and to step up the pace of acquiring companies that significantly increase or complement our service offerings, expand our geographic footprint and that have a major positive impact on GEE Group's financial performance."

About GEE Group Inc.

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

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Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain or are prefaced by words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site athttp://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Andrew J. Norstrud

813.803.8275

invest@genp.com

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